STOCK TRANSFER AGREEMENT

     Agreement made as of the 1st day of November, 1995, between Edwin T. Cornelius, Jr. ("Transferee") and Pace Group International, Inc., an Oregon corporation ("Transferor").

                                    RECITALS

     A. Transferor is the owner of all of the outstanding capital stock (the "Stock") of Pace International Research, Inc., an Oregon corporation ("PIR").

     B. Transferee wishes to acquire the Stock from Transferor, and in exchange therefor is willing to give to Transferor the personal guarantee and other assurances forth herein.

NOW, THEREFORE, it is agreed as follows:

1.   Transfer of Stock
     -----------------


     1.1 Transferor hereby agrees to transfer and convey to Transferee all of Transferor's interests in and to the Stock. As evidence of such transfer, Transferor will execute and deliver to Transferee certificates for the Stock duly endorsed by Transferor and/or such other transfer documents, as Transferee may from time to time reasonably request.

     1.2 Transferor hereby represents and warrants to Transferee that Transferor is the lawful owner of the Stock free and clear of all claims, encumbrances and interests of third parties.

     1.3 For purpose hereof, transfer of the Stock to Transferee will be deemed to be effective as of 12:01 a.m., local time, on November 1,1995 (the "Transfer Date"). Transferee will bear all risk of loss, damage or other diminution in value to the Stock occurring after the Transfer Date.

2.   Consideration
     -------------


     2.1 As partial consideration for the Stock, Transferee agrees to execute and deliver to Transferor the Guarantee attached hereto as Exhibit "A".

     2.2 As additional consideration for the Stock, Transferee hereby agrees to release and discharge Transferor from all liabilities and obligations due from Transferor to Transferee for any matter occurring prior to the Transfer Date (the "Released Obligations"), excluding only those matters covered by
Section 3 below. Without limiting the foregoing, the term "Released Obligations" includes any and all claims that Transferee may have for any cash advanced or property contributed by Transferee to Transferor or any work performed by Transferee for Transferor.

     2.3 It is expressly understood and agreed that nothing in this Agreement or in the transfer of Stock to Transferee shall be deemed to constitute payment or satisfaction of the Released Obligations. Such Obligations shall continue in existence as obligations of ("PIR").

3.   Indemnification
     ---------------


     3.1  As consideration for the obligations assumed by Transferee under
Section 2 above and other benefits conferred on Transferor by Transferee in the past, Transferor hereby agrees to indemnify and hold Transferee, his agents, successors and family members (the "Indemnified Parties") harmless from any and all claims, debts, obligations, causes of action, causes of suit, damages, awards and other liabilities (the "Claims") by third parties arising out of or in any way related to the transfer of the Stock to Transferee or any of the other transactions authorized by Transferor's shareholders on September 20, 1995. Transferor further releases, discharges and forgives the Indemnified Parties from all Claims that Transferor may have or could assert against the Indemnified Parties, or any of them, for any of the foregoing matters.

     3.2 Transferor further agrees to reimburse Transferee and the Indemnified Parties for any costs and expenses, including reasonable attorney fees, that any of them may incur in defending against or responding to any matter covered by Subsection 3.1.

     3.3 The provisions of this Section 3 shall not apply to any Claim brought against Transferee for any breach of any obligation assumed by Transferee under
Section 2 of this Agreement.

4.   Other Matters
     -------------


     4.1 The parties agree to cooperate fully and in good faith with each other to accomplish the matters contemplated by this Agreement.

     4.2 Without limiting the foregoing, each party agrees to execute any and all documents, and to take all other actions and measures, as may be reasonably needed in order to accomplish the matters set out herein.

5.   General Provisions
     ------------------


     5.1 This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon without regard to its rules on conflict of laws. Venue for any action, suite or other proceedings under this Agreement shall be in Multnomah County, Oregon.
     5.2 The terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the representatives, successors and assigns of the parties.

     5.3 All waivers must be in writing and signed by the party to be charged thereby. Failure by a party to require performance by the other of any provision of this Agreement shall not affect the right of such party to enforce the same, nor shall any waiver of a breach be deemed a waiver of any other breach.

     5.4 In any suit, action or arbitration, or appeal therefrom, arising out of or related to this Agreement, the prevailing party shall be entitled to receive from the other party such reasonable attorney fees as may be awarded by the court or arbiter (s). If any sum due hereunder is placed in the hands of an attorney or other agent for collection, the collecting party shall be entitled to recover its reasonable expenses incurred therein regardless of whether any action or suit is filed.

     5.5 This Agreement contains the entire agreement of the parties as to the subject matter hereof, and it supersedes and replaces all prior agreements between the parties or their representatives. This Agreement may not be altered or amended except by a written instrument signed by the party to be charged thereby.

     5.6 As used, herein, the singular shall include the plural, the plural the singular, and the masculine shall include the feminine and the neuter, and vice versa, as the context requires. All captions used herein are intended solely for convenience of reference, and shall in no way limit any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year given above.
Transferee:                    Pace Group International, Inc.

 /s/ Edwin T. Cornelius, Jr.   /s/ Edwin T. Cornelius, Jr.
- ----------------------------   -----------------------------

Edwin T. Cornelius, Jr.,      Edwin T. Cornelius Jr., President